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                                                                   Exhibit 4.6

                          REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (the "Agreement") is made and entered into as of February 11, 2002, by and between UNIVERSAL ACCESS GLOBAL HOLDINGS INC., a Delaware corporation ("UAXS"), and the parties executing this Agreement in the space provided on the signature page hereto (each, a "Holder" and collectively, the "Holders").

                              W I T N E S S E T H:

     WHEREAS, each of the Holders has acquired (i) a portion of the Convertible Promissory Notes due May 13, 2002 of UAXS (the "Notes") and (ii) a Common Stock Purchase Warrant, dated February 11, 2002 (the "Warrants" and, together with the Notes, the "Securities"), issued in connection with the Note and Warrant Purchase Agreement, dated as of February 11, 2002, by and between UAXS and the Lenders named therein (the "Purchase Agreement").

     WHEREAS, in connection with the issuance of the Securities pursuant to the Purchase Agreement, UAXS has agreed to provide the Holders with certain registration rights.

     NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties hereto agree as follows:

     1.   SHELF REGISTRATION. UAXS shall:

          (a) subject to receipt of necessary information from the Holders as contemplated by Section 9 hereof, within forty five (45) days of the date hereof, file with the Securities and Exchange Commission (the "SEC") a shelf registration statement on Form S-3 as contemplated by Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), and any related qualification or compliance with respect to the sale from time to time on a delayed or continuous basis of all or a part of the Registrable Securities (as defined below); and use its commercially reasonable efforts, subject to receipt of necessary information from the Holders, to cause such registration statement to be declared effective no later than ninety (90) days after the date hereof;

          (b) if Form S-3 is not available with respect to the sale from time to time on a delayed or continuous basis of all or a part of the Registrable Securities, then UAXS shall, subject to receipt of necessary information from the Holders as contemplated by Section 9 hereof, (i) file within sixty (60) days of the date hereof a registration statement on such form as is then available to effect a registration of the Registrable Securities, subject to the consent of the Holders, which consent shall not be unreasonably withheld, and (ii) use its commercially reasonable efforts to cause such registration statement to be declared effective no later than one hundred twenty (120) days after the date hereof;

          (c) use its commercially reasonable efforts to prepare and file with the SEC such amendments and supplements to the registration statement and the prospectus used in

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connection therewith as may be necessary to keep the registration statement current and effective until the earlier of (i) the second anniversary of the date hereof, (ii) the date on which the Holders may sell all Registrable Securities then held by the Holder without restriction by the volume limitations of Rule 144(e) under the Securities Act or (iii) such time as all Registrable Securities have been sold pursuant to a registration statement under this
Section 1 or any other registration statement which may, at UAXS's discretion, include any Registrable Securities (the "Registration Period"); PROVIDED, HOWEVER, that UAXS may suspend the use of the prospectus for a period not to exceed thirty (30) days in any 90-day period or an aggregate of ninety (90) days in any 12-month period if UAXS determines in good faith that it would be detrimental to UAXS and its stockholders to use such prospectus because of a development or potential development involving UAXS which UAXS would be obligated to disclose in the prospectus, but which disclosure would be premature at such time or in UAXS's reasonably judgment have a material adverse effect upon UAXS or its stockholders, and prior to suspending such use, UAXS provides the Holders with written notice of such suspension, which notice need not specify the nature of the event giving rise to such suspension;

          (d) "Registrable Securities" shall mean (1) any shares of Common Stock, par value $0.01 per share, of UAXS (the "Common Stock") issuable upon conversion of any Notes or upon any exercise of any Warrants, and (2) any shares of Common Stock issued with respect to such shares of Registrable Securities by way of a stock split, stock dividend, recapitalization, merger or other similar distribution;

          (e) UAXS's obligations under Sections 1 hereof shall be subject to the receipt of any consents required under the Amended and Restated Registration Rights and Informational Rights Agreement, dated June 30, 1999, by and between UAXS and the other signatories thereto in order to permit registration rights granted to Holders as contemplated by this Agreement. UAXS shall use all commercially reasonable efforts to seek and obtain the requisite consents within ten (10) days following the date hereof;

          (f) UAXS represents and warrants that it meets the requirements for the use of Form S-3 for registration of the sale by the Holders of the Registrable Securities. UAXS will use commercially reasonable efforts to file all reports required to be filed by UAXS with the SEC in a timely manner so as to preserve its eligibility for the use of Form S-3;

          PROVIDED, HOWEVER, that UAXS shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 1, if UAXS determines in good faith that it would be detrimental to UAXS and its stockholders not to defer the filing of any such registration statement because of a development or potential development involving UAXS which UAXS would be obligated to disclose in the registration statement, but which disclosure would be premature at such time or in UAXS's reasonably judgment have a material adverse effect upon UAXS or its stockholders, and UAXS provides the Holders with written notice thereof, which notice need not specify the nature of the event giving rise to such suspension, in which event UAXS shall have the right to defer the filing of the registration statement for a period of not more than ninety (90) days after the date hereof.

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     2.   PIGGYBACK REGISTRATION.

          (a) If UAXS shall determine to file a registration statement (other than a registration statement on Form S-4 or Form S-8, otherwise relating to employee benefit plans, or pursuant to the requirements of Rule 145 of the Securities Act) with the SEC, UAXS shall promptly give each Holder written notice thereof. If requested by a Holder in writing within ten (10) days after receipt of any such notice, UAXS shall include in such registration (and any related qualification under blue sky laws or other compliance) all or, at such Holder's option, any portion of such Holder's Registrable Securities concurrently with the registration of such other securities; PROVIDED, HOWEVER, that if the shares subject to such registration are to be distributed by means of an underwriting, the right of any Holder to participate in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities to be registered in the underwriting to the extent requested; PROVIDED, FURTHER, the Holders proposing to distribute their securities through such underwriting shall enter into the underwriting agreement into which UAXS and any other holder of securities of UAXS enter with the managing underwriter selected by UAXS in its sole discretion for such underwriting.

          (b) If a registration pursuant to Section 2(a) is for a registered public offering involving an underwriting, UAXS shall advise the Holders as part of the notice given pursuant hereto of the name of the underwriter(s) chosen by UAXS, in its sole discretion.

          Notwithstanding any other provision of this Section 2, if the managing underwriter advises UAXS in writing that market factors require exclusion of shares to be sold by selling stockholders, or a limitation of the number of shares to be so sold, then Registrable Securities may be included in the registration only to the extent it would not reduce the inclusion of all securities proposed to be offered by UAXS for its own account.

          If Registrable Securities may be included in the registration pursuant to the immediately preceding paragraph, and if the managing underwriter advises UAXS in writing that market factors require exclusion of shares to be sold by selling stockholders, or a limitation of the number of shares to be so sold, then UAXS shall so advise all Holders of Registrable Securities and the number of shares that may be included in the registration and underwriting, subject to the limitations in the immediately preceding paragraph, shall be allocated among all Holders of Registrable Securities and any other selling stockholders having similar registration rights (except for any Holders or other selling stockholders who have indicated to UAXS their decision not to distribute any of their shares through such underwriting) in proportion, as nearly as practicable, to the respective amounts of shares entitled to registration rights held by such Holders or other selling stockholders at the time the Holders or other selling stockholders provided notice of their intent to file the registration statement. No Registrable Securities excluded from the underwriting at the discretion of the managing underwriter shall be included in such registration.

          If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to UAXS and the managing underwriter. In such event, the Registrable Securities and/or other securities held by such Holder affected shall be withdrawn from registration. However if such withdrawal is made,

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the registration will be deemed to have been completed with respect to the withdrawing Holder for purposes of determining whether UAXS has satisfied its registration obligations under this Section 2.

          UAXS shall have the right to terminate or withdraw any registration initiated by it under this Section 2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

     3.   ORDERLY MARKETING

          No Holder may sell or otherwise transfer any Registrable Securities other than (i) to a private transferee that agrees to be bound by the provisions of this Agreement in a transaction exempt from the registration requirements of the Securities Act or (ii) pursuant to a registration in volumes that, in the aggregate with all other sales by such Holder during any three-month period, does not exceed the lesser of (A) one-half of one percent (1/2%) of the then outstanding shares of Common Stock of UAXS and (B) fifty percent (50%) of the average weekly reported volume of trading in the shares of Common Stock of UAXS on NASDAQ during the four calendar weeks preceding the date of such sale, and in each case in the manner specified in Rule 144(f) under the Securities Act, regardless of the applicability of such rule to any proposed transfer.

     4.   REGISTRATION EXPENSES.

          All Registration Expenses (as defined below) incurred in connection with any registration, qualification or compliance pursuant to Sections 1 and 2 shall be borne by UAXS. All Selling Expenses (as defined below) incurred in connection with any registration pursuant to Sections 1 and 2 shall be borne by the Holders of the securities so registered, pro rata, on the basis of the number of shares so registered (provided that each Holder shall bear the full amount of the fees and disbursements of any counsel retained by such Holder). "Registration Expenses" shall mean all expenses incurred by UAXS in complying with Sections 1 and 2 hereof, including, without limitation, all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for UAXS and blue sky filing fees and expenses. "Selling Expenses" shall mean all underwriting discounts, selling commissions, and stock transfer taxes, if any, applicable to the sale of the Registrable Securities pursuant to the registration statement and all fees and disbursements of any counsel for any Holder (but excluding the compensation of regular employees of UAXS which shall be paid in any event by UAXS).

     5.   OBLIGATIONS OF UAXS.

          (a) UAXS shall use its commercially reasonable efforts to (i) cause the Registrable Securities registered pursuant to this Agreement to also be registered or qualified for sale under the securities or blue sky laws of such states as the Holders may reasonably request, (ii) with respect to a registration pursuant to Section 1 hereof, prepare and file in those jurisdictions any amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain their effectiveness during the Registration Period, (c) with respect to a registration pursuant to Section 1 hereof, take any other actions necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (d) take any other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; PROVIDED, HOWEVER, that UAXS shall not

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be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states unless UAXS is already subject to service in such jurisdiction and.

          (b) Promptly following the filing of a registration statement pursuant to this Agreement, UAXS shall furnish to the Holders a copy of the registration statement and of each amendment and supplement thereto (in each case, including all exhibits), as well as such reasonable number of copies of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), as the Holders may reasonably request to facilitate the disposition of the Registrable Securities included in such registration.

          (c) UAXS shall notify the Holders as promptly as practicable when such registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed.

          (d) UAXS shall as promptly as practicable notify each Holder of Registrable Securities covered by a registration statement of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the reasonable request of the Holders furnish to it such number of copies of a supplement to or an amendment of such prospectus. UAXS will promptly (but in no event more than ten business days) prepare and file a supplement or amendment to the registration statement to correct such untrue statement or omission, and will deliver a number of copies of such supplement or amendment to each Investor as such Investor may reasonably request; PROVIDED, HOWEVER, that UAXS shall have the right to defer the filing of such supplement or amendment to the registration statement for a period of not more than thirty
(30) days in any 90-day period or an aggregate of ninety (90) days in any 12-month, if UAXS determines in good faith that it would be detrimental to UAXS and its stockholders not to defer the filing of such supplement or amendment to the registration statement because of a development or potential development involving UAXS which UAXS would be obligated to disclose in such supplement or amendment to the registration statement, but which disclosure would be premature at such time or in UAXS's reasonably judgment have a material adverse effect upon UAXS or its stockholders.

          (e) Any registration statement (including any amendments or supplements thereto and prospectuses contained therein) filed by UAXS covering Registrable Securities will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. With respect to a registration pursuant to Section 1 hereof, UAXS will prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the registration statement and the prospectus used in connection with the registration statement as may be necessary to permit sales pursuant to the registration statement at all times during the Registration Period, and, during such period, will comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of UAXS covered by the registration statement until the termination of the Registration Period, or if earlier, until such time as all of such Registrable Securities have been

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disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the registration statement.

          (f) Subject to UAXS' rights under this Section 5, UAXS will use its commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a registration statement and, if such an order is issued, will use its commercially reasonable efforts to obtain the withdrawal of such order at the earliest possible time and to notify each Holder that holds Registrable Securities being sold of the issuance of such order and the resolution thereof.

          (g) Notwithstanding anything to the contrary contained herein or in the Purchase Agreement, if the use of the registration statement is suspended by UAXS, UAXS will promptly give notice of the suspension to all Holders whose securities are covered by the registration statement, and will promptly notify each such Holder as soon as the use of the registration statement may be resumed.

          (h) UAXS will permit a single firm of legal counsel, designated by the Holders who hold a majority in interest of the Registrable Securities being offered pursuant to the registration statement, to review the registration statement and all amendments and supplements thereto prior to their filing with the SEC.

          (i) UAXS will cause all of the Registrable Securities covered by each registration statement to be listed on each securities exchange on which securities of the same class or series issued by UAXS are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange.

          (j) UAXS will cooperate with the Holders who hold Registrable Securities being sold to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities sold pursuant to a registration statement and will enable such certificates to be in such denominations or amounts as the case may be, and registered in such names as the Holders may reasonably request.

     6.   INDEMNIFICATION.

          (a) Subject to the conditions set forth below, UAXS agrees to indemnify and hold harmless each Participating Holder (as defined below), its employees, officers, directors, partners, members and each person, if any, who controls any such person within the meaning of Section 15 of the Securities Act, from and against any and all loss, liability, charge, claim, damage, and expense (collectively, "Loss"), arising out of, based upon, or in connection with any
(i) untrue statement or alleged untrue statement of a material fact contained
(A) in any registration statement, prospectus, or any amendment or supplement thereto, relating to the sale of any of the Registrable Securities held by such Participating Holder or (B) in any application or other document or communication executed by or on behalf of UAXS or based upon written information furnished by or on behalf of UAXS filed in any jurisdiction in order to register or qualify any of the Registrable Securities held by such Participating Holder under the securities or blue sky laws thereof or filed with the SEC or any securities exchange or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, or (ii) any violation or alleged violation by UAXS of the Securities

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Act, the Exchange Act or any other law, including without limitation any state securities law or any rule or regulation thereunder; PROVIDED, HOWEVER, that UAXS will not be liable in any case to the extent that any such Loss arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to UAXS by such Participating Holder for use therein; PROVIDED, FURTHER, that UAXS shall not be liable to any person under the indemnity provided by this Section 6 with respect to any preliminary prospectus to the extent that any Loss results from the offer or sale of Registrable Securities to a person to whom there was not sent or given, at or prior to the earlier of (i) the delivery of such Registrable Securities in connection with such sale or (ii) the written confirmation of such sale, a copy of the prospectus or of the prospectus as then amended or supplemented, if UAXS has previously furnished copies thereof in sufficient quantity to such Participating Holder, and the Loss of such Participating Holder results from an untrue statement or omission of a material fact in the preliminary prospectus that was corrected in the prospectus or in the prospectus as then amended or supplemented. "Participating Holder" means any Holder whose Registrable Securities is included in the securities as to which a registration has been effected and as to which a claim for indemnification under this Section 6 is being made.

          (b) Each Participating Holder agrees to indemnify and hold harmless UAXS, and each of its employees, officers, directors and each other person, if any, who controls UAXS within the meaning of Section 15 of the Securities Act, from and against any and all Loss whatsoever (including any of the foregoing incurred in settlement of any litigation), arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any registration statement, prospectus, or any amendment or supplement thereto, relating to the sale of any of the Registrable Securities held by such Participating Holder or (B) in any application or other document or communication executed by or on behalf of UAXS or based upon written information furnished by or on behalf of UAXS filed in any jurisdiction in order to register or qualify any of the Registrable Securities held by such Participating Holder under the securities or blue sky laws thereof or filed with the SEC or any securities exchange or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is made in any registration statement, prospectus, or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information furnished to UAXS by or on behalf of the Participating Holder for inclusion in any such registration statement, prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or (ii) any violation or alleged violation by a Participating Holder of the Securities Act, the Exchange Act or any other law, including without limitation any state securities law or any rule or regulation thereunder. Notwithstanding the foregoing, the liability of each Participating Holder under this Section 6 shall be limited to an amount equal to the proceeds to such Participating Holder of Registrable Securities sold by such Participating Holder as contemplated herein.

          (c) Each party entitled to indemnification under this Section 6 (an "Indemnified Party") shall notify the party required to provide indemnification (the "Indemnifying Party") in writing promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought; PROVIDED, HOWEVER, that the failure to so notify the Indemnifying Party within a reasonable time after the Indemnified Party's actual knowledge

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of the claim, to the extent prejudicial to such Indemnifying Party's ability to defend such action, shall relieve such Indemnifying Party of liability to the Indemnified Party pursuant to this Section 6, but the failure so to notify shall not relieve Indemnifying Party from any liability other than pursuant to this
Section 6(c). The Indemnifying Party shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such Indemnified Parties), provided that the Indemnified Parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Parties unless the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action or such Indemnified Parties shall have received an opinion of counsel to the Indemnified Parties that there is a conflict or potential conflict between the positions of the Indemnified Parties and the Indemnifying Parties. Anything in this Section 6 to the contrary notwithstanding, the Indemnifying Party shall not be liable for any settlement of any claim or action effected without its written consent, which shall not be unreasonably withheld. The Indemnifying Party shall not, without the prior written consent of each Indemnified Party that is not released as described in this sentence, settle or compromise any action, or permit a default or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, in respect of which indemnity may be sought hereunder, unless such settlement, compromise, consent, or termination includes an unconditional release of each Indemnified Party from all liability in respect of such action.

          (d) To provide for just and equitable contribution, if (i) an Indemnified Party makes a claim for indemnification pursuant to this Section 6, but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, or (ii) any Indemnified or Indemnifying Party seeks contribution under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise, then UAXS (including for this purpose any contribution made by or on behalf of any director of UAXS, any officer of UAXS who signed any such registration statement, any controlling person of UAXS, and its or their respective legal counsel), as one entity, and each Participating Holder as a separate entity, shall contribute to the Losses to which any of them may be subject, (after contribution from others) on the basis of relevant equitable considerations such as the relative fault of UAXS and such Participating Holder in connection with the facts which resulted in such Losses. The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by UAXS or by such Participating Holder, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission.

     UAXS and the Participating Holders agree that it would be unjust and inequitable if the respective obligations of UAXS and the Participating Holders for contribution were determined by pro rata or per capita allocation of the aggregate Losses (even if the Participating Holders and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 6(d). Notwithstanding anything to the contrary contained herein, the liability of each Participating Holder under this Section 6(d) shall be limited to an amount equal to the proceeds to such Participating Holder of Registrable Securities sold by such Participating Holder as contemplated

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herein. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 6(d), each person, if any, who controls any Participating Holder within the meaning of Section 15 of the Securities Act and each officer, director, partner, member, manager, accountant and legal counsel of any Participating Holder or control person shall have the same rights to contribution as such Participating Holder and each person, if any, who controls UAXS within the meaning of Section 15 of the Securities Act, each officer of UAXS who shall have signed any such registration statement, each director of UAXS, and its or their respective legal counsel shall have the same rights to contribution as UAXS, subject in each case to the provisions of this Section 6(d). Anything in this Section 6(d) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 6(d) is intended to supersede any right to contribution under the Securities Act, the Exchange Act or otherwise.

     7. RULE 144 REPORTING. UAXS agrees that until all the Registrable Securities have been sold under a registration statement, pursuant to Rule 144 under the Securities Act or otherwise, it shall use all commercially reasonable efforts to:

               (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the date hereof;

               (ii) file with the SEC in a timely manner all reports and other documents required of UAXS under the Securities Act and the Exchange Act; and

               (iii) furnish to any Holder, so long as the Holder owns any Registrable Securities, promptly upon request (i) a written statement by UAXS as to its compliance in all material respects with the reporting requirements of Rule 144, the Securities Act and the Exchange Act; (ii) a copy of the most recent annual or quarterly report of UAXS and such other reports and documents so filed by UAXS; and (iii) such other information as may be reasonably requested in order to permit any Holder to avail itself of any rule or regulation of the SEC or any state securities authority which permits the selling of any such securities without registration.

     8. ASSIGNMENT OF REGISTRATION RIGHTS. The registration rights granted pursuant to this Agreement shall be transferable by a Holder only to a transferee of not less than fifty percent (50%) of the shares of Registrable Securities originally issued to such Holder (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits and the like) and the term "Holder" as used in this Agreement shall include any such transferee; PROVIDED that UAXS is given written notice at the time or within a reasonable period of time after such transfer stating the name and address of the transferee and identifying the securities with respect to which such registration rights are being transferred or assigned; PROVIDED, FURTHER, that the transferee of such rights shall assume in writing the obligations of such Holder under this Agreement contemplated with such transfer.

     9. INFORMATION BY HOLDER. Each Holder of Registrable Securities as a condition to inclusion of such Registrable Securities in any registration shall furnish to UAXS such information regarding such Holder and the distribution proposed by such Holder as UAXS may

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reasonably request in writing and as shall, in UAXS' reasonable judgment, be appropriate or required in connection with any registration, qualification or compliance referred to in this Agreement.

     10. MARKET STAND OFF. Each Holder hereby agrees with respect to any registration:

               (i) that it will not, during a period of time determined by UAXS and the managing underwriter (not to exceed ninety (90) days) following the effective date of a registration statement to be appropriate to facilitate the issuance of shares of Common Stock by UAXS, which registration statement (A) involves an offer of shares of Common Stock on account of UAXS (other than a registration statement of Form S-8) and (B) does not include any Registrable Securities, directly or indirectly, offer to sell, sell, make any short sale of, loan, grant any option for the purchase of, pledge or otherwise transfer or dispose of any securities of UAXS or with respect to which the Holder has beneficial ownership within the meaning of the rules and regulations of the SEC, whether acquired before or after the effective date of such registration statement (collectively, the "Holder's Shares"). For the avoidance of doubt, the foregoing restriction is expressly understood to preclude any Holder from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Holder's Shares even if such shares would be disposed of by someone other than the Holder. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Holder's Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such shares;

               (ii) if so requested by UAXS or the managing underwriter, to enter into a lock-up agreement to the effect set forth in Section 10 (i) above, and in a form satisfactory to UAXS and the managing underwriter; and

               (iii) that UAXS may impose stop-transfer instructions with respect to those securities of UAXS subject to the restrictions in Sections 10(i) and (ii) above.

     11. TERMINATION OF REGISTRATION RIGHTS. The rights granted pursuant to Sections 1 and 2 hereof shall terminate as to any Holder, at the time such Holder is able to sell all Registrable Securities held by such Holder pursuant to Rule 144(k) under the Securities Act.

     12.  MISCELLANEOUS.

          (a) AGREEMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, unless such amendment, modification or supplement is in writing and signed by UAXS and a majority in interest of holders of Registrable Securities who are parties hereto. Any amendment or modification effected in accordance with this Section 12 shall be binding upon each Holder and UAXS. Any Holder may waive any of his or her rights or UAXS's obligations hereunder with respect to such Holder without obtaining the consent of any other person only by a writing signed by such Holder. Any amendment, waiver or modification not effected in accordance with this Section 12 shall be void.

          (b) NOTICES. Any notice, request, instruction or other communication to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by email or facsimile and shall be deemed to have been duly given: (i) on the date of delivery if personally delivered by hand, (ii) on the third day after such notice is (a) deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, or (b) sent by a nationally recognized overnight express courier, or (ii) by facsimile or email upon written or email confirmation (other than the automatic confirmation that is received from the recipient's facsimile machine) of receipt by the recipient of such notice:

      IF TO UAXS:                  Universal Access Global Holdings Inc.
                                   233 S. Wacker Drive, Suite 600
                                   Chicago, Illinois  60606
                                   Attention:  General Counsel
                                   Telephone No.:  (312) 660-5000
                                   Facsimile No.:  (312) 660-1219
                                   Email:  legalmailbox@universalaccess.net

      WITH A COPY (WHICH SHALL NOT CONSTITUTE NOTICE) TO:

                                   Sullivan & Cromwell
                                   1870 Embarcadero Road
                                   Palo Alto, California  94303
                                   Attention:  Scott D. Miller
                                   Telephone No.: (650) 461-5600
                                   Facsimile No.:  (650) 461-5700
                                   Email:  millersc@sullcrom.com

      and if to a Holder, at its address as shown on the stock records of UAXS; or such other address as any such party shall deliver to UAXS.

          (c) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (d) HEADINGS. The headings in this Agreement are for convenience of references only and shall not limit or otherwise affect the meaning hereof.

          (e) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without reference to its conflicts of law provisions.

          (f) SEVERABILITY. In the event that anyone or more of the provisions contained herein, or the application hereof in any circumstance is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provisions contained herein shall not be affected or impaired thereby.

          (g) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of this agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are not restrictions, promises warranties or undertakings, other than those set forth or referred to herein, concerning the registration rights granted by UAXS pursuant to this Agreement.

     IN WITNESS WHEREOF, UAXS, and the Holders have executed or have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

                                    UNIVERSAL ACCESS GLOBAL
                                    HOLDINGS INC.

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                 SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

                                    Oak Investment Partners IX, Limited
                                    Partnership

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                    Address:       One Gorham Island
                                                   Westport, Connecticut  06880

                                    Oak IX Affiliates Fund, L.P.

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                    Address:       One Gorham Island
                                                   Westport, Connecticut  06880

                                    Oak IX Affiliates Fund-A, L.P.

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                    Address:       One Gorham Island
                                                   Westport, Connecticut  06880

                                    Quantum Industrial Partners LDC

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                    Address:       c/o Soros Fund Management LLC
                                                   New York, New York 10106

                                       SFM Domestic Investments LLC

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                    Address:       c/o Soros Fund Management LLC
                                                   New York, New York 10106

                 SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT